Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Telecom Italia Capital S.p.A. of our report dated March 5, 2004 relating to the consolidated financial statements of Finsiel S.p.A., which appears in Telecom Italia S.p.A.’s Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts”.

PricewaterhouseCoopers SpA

/s/ Corrado Testori
(Partner)

Rome, August 8, 2005